Exhibit 99.1

BigCommerce Announces Second Quarter 2024 Financial Results

Second Quarter Total Revenue of $81.8 Million, an Increase of 8% Versus Prior Year. Total ARR of $345.8 Million, an Increase of 4% Versus Prior Year. Enterprise ARR of $253.8 Million, an Increase of 7% Versus Prior Year

AUSTIN, Texas – August 1, 2024 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), an open SaaS, composable ecommerce platform for fast-growing and established B2C and B2B brands and retailers, today announced financial results for its second quarter ended June 30, 2024.

“The second quarter delivered results consistent with our top- and bottom-line plans,” said Brent Bellm, CEO of BigCommerce. “Revenue finished just under $82 million, up over 8% year-over-year, with profitability exceeding our expectations and operating cash flow of nearly $12 million. We delivered our largest sequential growth in enterprise ARR in the last year, with improved go-to-market spending efficiency. We launched several notable brands and retailers on BigCommerce, including The RealReal, Quicken, and Andertons Music Co., plus brands like Patagonia, Melissa & Doug, and Dooney & Bourke on Feedonomics. We see tremendous upside in the business, and these second quarter results highlight our progress and our customers’ success using the platform.”

Second Quarter Financial Highlights:

•
Total revenue was $81.8 million, up 8% compared to the second quarter of 2023. Total annual revenue run-rate (ARR) as of June 30, 2024 was $345.8 million, up 4% compared to June 30, 2023.
•
Subscription solutions revenue was $61.8 million, up 10% compared to the second quarter of 2023.
•
ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $253.8 million as of June 30, 2024, up 7% from June 30, 2023.
•
ARR from Enterprise Accounts as a percent of total ARR was 73% as of June 30, 2024, compared to 71% as of June 30, 2023.
•
GAAP gross margin was 76%, compared to 75% in the second quarter of 2023. Non-GAAP gross margin was 77%, compared to 77% in the second quarter of 2023.

Other Key Business Metrics

•
Number of enterprise accounts was 5,961, up 1% compared to the second quarter of 2023.
•
Average revenue per account (ARPA) of enterprise accounts was $42,576 up 7% compared to the second quarter of 2023.
•
Revenue in the Americas grew by 9% compared to the second quarter of 2023.
•
Revenue in EMEA grew by 7% and revenue in APAC grew by 9% compared to the second quarter of 2023.

.

Loss from Operations and Non-GAAP Operating Income (Loss)

•
GAAP loss from operations was ($13.5) million, compared to ($20.9) million in the second quarter of 2023.
•
Included in GAAP loss from operations was a restructuring charge of $2.6 million.
•
Non-GAAP operating income (loss) was $1.9 million, compared to ($3.4) million in the second quarter of 2023.

Exhibit 99.1

Net Income (Loss) and Earnings Per Share

•
GAAP net loss was ($11.3) million, compared to ($19.1) million in the second quarter of 2023.
•
Non-GAAP net income (loss) was $4.1 million or 5% of revenue, compared to ($1.5) million or (2%) of revenue in the second quarter of 2023.
•
GAAP basic net loss per share was ($0.15) based on 77.5 million shares of common stock, compared to ($0.25) based on 74.8 million shares of common stock in the second quarter of 2023.
•
Non-GAAP basic net income (loss) per share was $0.05 based on 77.5 million shares of common stock, compared to ($0.02) based on 74.8 million shares of common stock in the second quarter of 2023.

Adjusted EBITDA

•
Adjusted EBITDA was $3.0 million, compared to ($2.5) million in the second quarter of 2023.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $276.9 million as of June 30, 2024.
•
For the six months ended June 30, 2024, net cash provided by operating activities was $8.3 million, compared to ($6.1) million used in operating activities for the same period in 2023. We reported free cash flow of $6.5 million in the six months ended June 30, 2024.
•
The Company has signed an agreement to exchange approximately $161.2 million principal amount of its 2026 Convertible Notes in exchange for $150.0 million Convertible Notes due in 2028. The 2028 Convertible Notes bear an annual interest rate of 7.50% with a conversion price of $16.00.
•
The Company has agreed to repurchase approximately $120.6 million principal amount of its 2026 Convertible Notes in exchange for approximately $108.7 million of cash.

Business Highlights:

Corporate Highlights

•
The company received important industry recognition in our fiscal second quarter. For the second year in a row, BigCommerce scored a perfect 24 out of 24 total medals in the Paradigm B2B Combines for Digital Commerce Solutions (Enterprise and Midmarket Editions). We performed exceptionally well in the midmarket review, where we received more gold medals than any other platform.
•
IDC recognized our B2C enterprise strength by naming us a leader in the IDC MarketScape for Worldwide Enterprise B2C Digital Commerce Applications. The analyst firm also named us a leader in their MarketScapes for Worldwide Enterprise Headless Digital Commerce Platforms and Worldwide Headless Digital Commerce Applications for Midmarket Growth.
•
Three BigCommerce customers – White Stuff, Mt. Hood Meadows, and TradeTools – were named finalists for the MACH Alliance Impact Awards, one of the premier award programs for headless and composable commerce projects.

Product Highlights

•
In April, the company announced over 100 new innovative features and partner integrations as part of our first Next Big Thing. We strengthened our customers’ ability to sell to a global audience with new multi-geo functionality. After a successful closed beta with over 200 participants, we soft-launched new

Exhibit 99.1

international enhancements for Multi-Storefront and plan to fully launch in our third quarter of fiscal 2024 with additional features.
•
We enhanced our multi-geo selling offering by enabling brands and retailers to offer unique checkout experiences per storefront. Merchants in different regions now can allow shoppers to select the storefront they want to shop at so they can have a truly local shopping experience.
•
In partnership with Fujitsu, we now have Japanese as a supported language in the control panel for users, and as an available language for automatic storefront translation.
•
Earlier this year, we announced that BigCommerce was the first ecommerce platform to integrate with Fastlane, PayPal’s password-less, accelerated guest checkout solution, which speeds shoppers through checkout and drives higher conversion rates. We expect that this feature will become available to all of our US customers starting in August.
•
In August we will announce another exciting round of Next Big Thing product updates and partner integrations at our BigSummit event in Austin.

Customer Highlights

•
The RealReal, the world’s largest online marketplace for authenticated resale luxury goods, has launched on the BigCommerce platform. This headless implementation allows The RealReal to fully leverage BigCommerce’s robust checkout and shopping cart functionality by integrating with the functionality of their existing systems in a phased, composable approach.
•
Soletrader, a global premium footwear and accessories retailer, launched a new composable website that takes advantage of BigCommerce’s open, flexible platform to leverage several integrations, including Storyblok for content, search & merchandising from Algolia, marketing operations from Klaviyo and hosted on Next.js infrastructure from Vercel.
•
Andertons Music Co. launched its new website on BigCommerce, replacing a monolithic setup with a new composable tech stack, leveraging Stencil, Pimberly, Constructor, ShipperHQ and Cybersource. Delivered in just six months, the new site has enabled Andertons to improve its digital experience and release new products and updates faster and with ease. This project was delivered on time within 6 months.
•
European luxury licorice and chocolate brand Lakrids by Bulow successfully launched eight stores on BigCommerce, covering eight regions including UK, US and the Nordics. The new stores mark a shift from a headless tech stack to leveraging BigCommerce’s out-of-the-box functionality, including Stencil and PageBuilder, and integrations with Adyen, Voyado, Taxjar and reviews.io.
•
Quicken, the popular personal finance and money management company, launched a new headless site on BigCommerce with the platform serving as the order management system for subscriptions, Contentful handling the headless storefront, and using a hosted PayPal Braintree checkout relying on BigCommerce’s Payments API.
•
Myron Operations, a B2B seller of customizable promotional products across electronics, apparel, food and beverage, health and beauty, and other retail categories, launched several new storefronts for the US, Canada, Germany, Austria, Switzerland, France, and the UK. Notable integrations to Myron's B2B Edition stores include Artifi, Avalara, ShipperHQ, and NetSuite ERP, as well as PayPal Braintree and CyberSource for payments.
•
Feedonomics, a BigCommerce subsidiary, also added several new customers to its roster, including Patagonia, Melissa & Doug, Faherty, Dooney & Bourke and Paula's Choice.

Q3 and 2024 Financial Outlook:

For the third quarter of 2024, we currently expect:

Exhibit 99.1

•
Total revenue between $82.0 million to $84.0 million, implying a year-over-year growth rate of 5% to 8%.
•
Non-GAAP operating income is expected to be between $500 thousand to $1.5 million.

For the full year 2024, we currently expect:

•
Total revenue between $330.2 million and $335.2 million, translating into a year-over-year growth rate of 7% and 8%.
•
Non-GAAP operating income between $10.7 million and $13.7 million.

Our third quarter and 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for loss from operations, the most directly comparable GAAP measure to Non-GAAP operating income (loss), and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating income (loss) and Non-GAAP income (loss) per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, August 1, 2024, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, August 8, 2024, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 1402022. A webcast replay will also be available at http://investors.bigcommerce.com. for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands and retailers of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Burrow, Coldwater Creek, Francesca’s, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue,

Exhibit 99.1

expenditures and customer and financial growth rates, our Q3 and fiscal 2024 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Exhibit 99.1

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, interest income, interest expense, other expense, and our provision or benefit for income taxes.

Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include employee notice period expenses and severance payments, lease or contract termination costs, asset impairments, one-time services, and other costs relating to significant items that are nonrecurring or unusual.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income (Loss)

We define Non-GAAP Operating Income (Loss) as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Income (Loss)

We define Non-GAAP Net Income (Loss) as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our net loss.

Non-GAAP Basic Net Income (Loss) per Share

We define Non-GAAP Basic Net Income (Loss) per Share as our Non-GAAP income (loss), defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net loss per share.

Free Cash Flow

Exhibit 99.1

We define Free Cash flow as our GAAP cash flow provided by (used in) operating activities less our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow provided by (used in) operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$133,088	71,719
Restricted cash	1,120	1,126
Marketable securities	142,712	198,415
Accounts receivable, net	45,054	37,713
Prepaid expenses and other assets, net	24,688	24,733
Deferred commissions	9,119	8,280
Total current assets	355,781	341,986
Property and equipment, net	9,975	10,233
Operating lease, right-of-use-assets	3,647	4,405
Prepaid expenses, net of current portion	2,633	1,240
Deferred commissions, net of current portion	6,408	7,056
Intangible assets, net	22,133	27,052
Goodwill	51,927	52,086
Total assets	$452,504	$444,058
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,686	$7,982
Accrued liabilities	3,596	2,652
Deferred revenue	42,417	32,242
Current portion of debt	417	547
Current portion of operating lease liabilities	2,424	2,542
Other current liabilities	23,289	24,785
Total current liabilities	78,829	70,750
Long-term portion of debt	340,468	339,614
Operating lease liabilities, net of current portion	6,393	7,610
Other long-term liabilities, net of current portion	703	551
Total liabilities	426,393	418,525
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	638,586	620,021
Accumulated other comprehensive gain (loss)	(177)	163
Accumulated deficit	(612,305)	(594,658)
Total stockholders’ equity	26,111	25,533
Total liabilities and stockholders’ equity	$452,504	$444,058

Exhibit 99.1

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Revenue	$81,829	$75,443	$162,189	$147,200
Cost of revenue (1)	19,811	18,756	38,250	36,202
Gross profit	62,018	56,687	123,939	110,998
Operating expenses: (1)
Sales and marketing	34,425	35,593	66,857	69,645
Research and development	20,287	21,403	40,275	42,248
General and administrative	15,436	14,428	30,365	30,922
Amortization of intangible assets	2,452	2,033	4,919	4,066
Acquisition related costs	334	4,125	667	8,250
Restructuring charges	2,572	0	2,572	420
Total operating expenses	75,506	77,582	145,655	155,551
Loss from operations	(13,488)	(20,895)	(21,716)	(44,553)
Interest income	3,196	2,825	6,374	5,251
Interest expense	(720)	(722)	(1,440)	(1,444)
Other expense	(111)	(63)	(443)	(32)
Loss before provision for income taxes	(11,123)	(18,855)	(17,225)	(40,778)
Provision for income taxes	(132)	(210)	(422)	(407)
Net loss	$(11,255)	$(19,065)	$(17,647)	$(41,185)
Basic net loss per share	$(0.15)	$(0.25)	$(0.23)	$(0.55)
Shares used to compute basic net loss per share	77,456	74,790	77,041	74,468

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Cost of revenue	$1,028	$1,290	$1,684	$2,479
Sales and marketing	3,138	3,566	5,005	6,433
Research and development	3,273	3,943	6,749	7,446
General and administrative	2,582	2,573	5,174	5,652

Exhibit 99.1

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Cash flows from operating activities
Net loss	$(11,255)	$(19,065)	$(17,647)	$(41,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,512	2,940	6,998	5,844
Amortization of discount on debt	497	494	994	987
Stock-based compensation expense	10,009	11,290	18,397	21,777
Provision for expected credit losses	850	433	1,713	1,508
Other	(37)	0	(37)	0
Changes in operating assets and liabilities:
Accounts receivable	(6,790)	6,425	(9,378)	(1,760)
Prepaid expenses	3,935	751	(1,025)	(3,484)
Deferred commissions	(402)	(821)	(191)	(772)
Accounts payable	(356)	(1,023)	(1,245)	(528)
Accrued and other liabilities	4,168	7,027	(433)	2,105
Deferred revenue	7,607	6,292	10,175	9,415
Net cash provided by (used in) operating activities	11,738	14,743	8,321	(6,093)
Cash flows from investing activities:
Cash paid for acquisition	(100)	0	(100)	0
Purchase of property and equipment	(1,064)	(1,017)	(1,870)	(2,080)
Maturity of marketable securities	62,525	83,643	91,965	123,072
Purchase of marketable securities	(1,037)	(85,351)	(36,602)	(133,394)
Net cash provided by (used in) investing activities	60,324	(2,725)	53,393	(12,402)
Cash flows from financing activities:
Proceeds from exercise of stock options	271	1,156	1,245	2,245
Taxes paid related to net share settlement of stock options	0	(811)	(1,325)	(2,230)
Proceeds from financing obligation	0	1,081	0	1,081
Repayment of debt	(137)	0	(271)	0
Net cash provided by (used in) financing activities	134	1,426	(351)	1,096
Net change in cash and cash equivalents and restricted cash	72,196	13,444	61,363	(17,399)
Cash and cash equivalents and restricted cash, beginning of period	62,012	62,187	72,845	93,030
Cash and cash equivalents and restricted cash, end of period	$134,208	$75,631	$134,208	$75,631
Supplemental cash flow information:
Cash paid for interest	$6	$0	$445	$431
Cash paid for taxes	$42	$60	$182	$212
Noncash investing and financing activities:
Capital additions, accrued but not paid	$117	$125	$117	$190
Fair value of shares issued as consideration for acquisition	$248	$0	$248	$0

Exhibit 99.1

Disaggregated Revenue:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Subscription solutions	$61,796	$56,135	$122,755	$109,943
Partner and services	20,033	19,308	39,434	37,257
Revenue	$81,829	$75,443	$162,189	$147,200

Revenue by geographic region:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Revenue:
Americas – United States	$62,428	$57,546	$123,567	$112,355
Americas – other (1)	3,777	3,422	7,552	6,773
EMEA	9,281	8,649	18,473	16,633
APAC	6,343	5,826	12,597	11,439
Revenue	$81,829	$75,443	$162,189	$147,200

(1)Americas-other revenue includes revenue from North and South America, other than the United States.

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income (loss):

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

Loss from operations	$(13,488)	$(20,895)	$(21,716)	$(44,553)
Plus: stock-based compensation expense and associated payroll tax costs	10,021	11,372	18,612	22,010
Amortization of intangible assets	2,452	2,033	4,919	4,066
Acquisition related costs	334	4,125	667	8,250
Restructuring charges	2,572	0	2,572	420
Non-GAAP operating income (loss)	$1,891	$(3,365)	$5,054	$(9,807)
Non-GAAP operating income (loss) as a percentage of revenue	2.3%	(4.5)%	3.1%	(6.7)%

Reconciliation of net loss and basic net loss per share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per share:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

Net loss	$(11,255)	$(19,065)	$(17,647)	$(41,185)
Plus: stock-based compensation expense and associated payroll tax costs	10,021	11,372	18,612	22,010
Amortization of intangible assets	2,452	2,033	4,919	4,066
Acquisition related costs	334	4,125	667	8,250
Restructuring charges	2,572	0	2,572	420
Non-GAAP net income (loss)	$4,124	$(1,535)	$9,123	$(6,439)
Basic net loss per share	$(0.15)	$(0.25)	$(0.23)	$(0.55)
Non-GAAP basic net income (loss) per share	$0.05	$(0.02)	$0.12	$(0.09)
Non-GAAP diluted net income per share (1)	$0.05		$0.12
Shares used to compute basic Non-GAAP net income (loss) per share	77,456	74,790	77,041	74,468
Shares used to compute diluted Non-GAAP net income (loss) per share (1)	79,291		79,085
Non-GAAP net income (loss) as a percentage of revenue	5.0%	(2.0)%	5.6%	(4.4)%

(1) Due to Non-GAAP net income (loss) for the three and six months ended June 30, 2023, there are no common shares added to calculate Non-GAAP diluted net income per share because the effect would be anti-dilutive.

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

Net loss	$(11,255)	$(19,065)	$(17,647)	$(41,185)
Plus: stock-based compensation expense and associated payroll tax costs	10,021	11,372	18,612	22,010
Amortization of intangible assets	2,452	2,033	4,919	4,066
Acquisition related costs	334	4,125	667	8,250
Restructuring charges	2,572	0	2,572	420
Depreciation	1,060	906	2,079	1,778
Interest income	(3,196)	(2,825)	(6,374)	(5,251)
Interest expense	720	722	1,440	1,444
Other expenses	111	63	443	32
Provision for income taxes	132	210	422	407
Adjusted EBITDA	$2,951	$(2,459)	$7,133	$(8,029)
Adjusted EBITDA as a percentage of revenue	3.6%	(3.3)%	4.4%	(5.5)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

Cost of revenue	$19,811	$18,756	$38,250	$36,202
Less: stock-based compensation expense and associated payroll tax costs	1,028	1,290	1,684	2,479
Non-GAAP cost of revenue	$18,783	$17,466	$36,566	$33,723
As a percentage of revenue	23.0%	23.2%	22.5%	22.9%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

Sales and marketing	$34,425	$35,593	$66,857	$69,645
Less: stock-based compensation expense and associated payroll tax costs	3,138	3,566	5,005	6,433
Non-GAAP sales and marketing	$31,287	$32,027	$61,852	$63,212
As a percentage of revenue	38.2%	42.5%	38.1%	42.9%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

Research and development	$20,287	$21,403	$40,275	$42,248
Less: stock-based compensation expense and associated payroll tax costs	3,273	3,943	6,749	7,446
Non-GAAP research and development	$17,014	$17,460	$33,526	$34,802
As a percentage of revenue	20.8%	23.1%	20.7%	23.6%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$81,829	$75,443	$162,189	$147,200

General & administrative	$15,436	$14,428	$30,365	$30,922
Less: stock-based compensation expense and associated payroll tax costs	2,582	2,573	5,174	5,652
Non-GAAP general & administrative	$12,854	$11,855	$25,191	$25,270
As a percentage of revenue	15.7%	15.7%	15.5%	17.2%

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(in thousands)
Net cash provided by (used in) operating activities	$11,738	$14,743	$8,321	$(6,093)
Purchases of property and equipment	(1,064)	(1,017)	(1,870)	(2,080)
Free cash flow	$10,674	$13,726	$6,451	$(8,173)